SUB-ADVISORY AGREEMENT
                        LEGG MASON TAX-EXEMPT TRUST, INC.

         AGREEMENT made this 1st day of June, 2000 by and between Legg Mason Fund Adviser, Inc. ("Manager"), a Maryland corporation, and Legg Mason Trust, fsb ("Sub-Adviser"), a federal savings bank, each of which is registered as an investment adviser under the Investment Advisers Act of 1940.

         WHEREAS,  Manager is the  investment  adviser  and  manager of the Legg
Mason Tax-Exempt Trust, Inc. ("Fund"), a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and

         WHEREAS, Manager wishes to retain Sub-Adviser to provide it with certain investment advisory services in connection with Manager's management of the Fund; and

         WHEREAS, Sub-Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

         1. Appointment. Manager hereby appoints Sub-Adviser as investment adviser for the Fund for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. Manager has furnished the Sub-Adviser with copies properly certified or authenticated of each of the following:

                  (a) The Fund's Articles of Incorporation, as filed with the State Department of Assessments and Taxation of the State of Maryland and all amendments thereto (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Articles"):

                  (b) The Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                  (c) Resolutions of the Fund's Board of Directors authorizing the appointment of Sub-Adviser as investment adviser and approving this Agreement;

                  (d) The Fund's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the 1940 Act (File No. 811-3526) as filed with the Securities and Exchange Commission, including all exhibits thereto, relating to shares of common stock of the Fund (herein called "Shares") and all amendments thereto;

                  (e) The Fund's most recent prospectus (such prospectus, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus"); and

                  (f) The Fund's most recent statement of additional information (such statement of additional information, as presently in effect and all amendments and supplements thereto are herein called the "Statement of Additional Information").

The Manager will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. Investment Advisory Services. (a) Subject to the supervision of the Fund's Board of Directors and the Manager, the Sub-Adviser shall regularly provide the Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities consistent with the Fund's investment objective, policies and limitations as stated in the Fund's current Prospectus and Statement of Additional Information. The Sub-Adviser shall determine from time to time what securities will be purchased, retained or sold by the Fund, and shall implement those decisions, all subject to the provisions of the Fund's Articles of Incorporation and By-Laws, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state law, as well as the investment objective, policies, and limitations of the Fund. The Sub-Adviser shall also perform such other functions of management and supervision as may be requested by the Manager and agreed to by the Sub-Adviser.

         (b) The Sub-Adviser is responsible for the supervision, but not the expense, of the maintenance of all books and records with respect to the securities transactions of the Fund in accordance with all applicable federal and state laws and regulations, and will furnish the Board of Directors of the Fund with such periodic and special reports as the Board or the Manager reasonably may request.

         (c) The Fund has authorized any entity or person associated with the Sub-Adviser which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by
Section 11(a) of the Securities Exchange Act of 1934 or Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention by such person associated with the Sub-Adviser of all permissible compensation for such
transactions,     including     compensation    in    accordance    with    Rule
11a2-2(T)(a)(2)(iv).

         4. Services Not Exclusive. The Sub-Adviser's services hereunder are not deemed to be exclusive, and the Sub-Adviser shall be free to render similar services to others. It is understood that persons employed by the Sub-Adviser to assist in the performance of its duties hereunder might not devote their full time to such service. Nothing herein contained shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other business or to render services of whatever kind or nature.


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

         5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all books and records which it maintains for the Fund are property of the Fund and further agrees to surrender promptly to the Fund or its agents any of such records upon the Fund's request. The Sub-Adviser further agrees to preserve for the period prescribed by Rule 31a-2 under the 1940 Act, any such records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

         7. Compensation. For the services which the Sub-Adviser will render to the Manager and the Fund under this Agreement, the Manager will pay the Sub-Adviser a fee, computed daily and paid monthly, at an annual rate of 0.45% of the average daily net assets of the Fund, net of any waivers or reimbursements by the Manager of its fee. Fees due to the Sub-Adviser hereunder shall be paid promptly to the Sub-Adviser by the Manager following its receipt of fees from the Fund. If this Agreement is terminated as of any date not the last day of a calendar month, a final fee shall be paid promptly after the date of termination and shall be based on the percentage of days of the month during which the Agreement was still in effect.

         8. Limitation of Liability. The Sub-Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Sub-Adviser or by the Fund in connection with the performance of this Agreement; provided, that nothing in this Agreement shall protect the Sub-Adviser against any liability to the Manager, the Fund or its shareholders for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

         9. Definitions. As used in this Agreement, the terms "securities" and "net assets" shall have the meanings ascribed to them in the Articles of Incorporation of the Fund; and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions or modifications as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

         10. Duration and Termination. This Agreement will become effective June 1, 2000. If not earlier terminated, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by the Fund's Board of Directors or (ii) by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of the Fund or of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, by vote of the Fund's Board of Directors, by vote of a majority (as defined in the 1940 Act) of the


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

outstanding voting securities of the Fund, by the Manager or by the Sub-Adviser, on not less than 60 days' notice to the Fund and/or the other party(ies) and will be terminated immediately upon any termination with respect to the Fund of the Investment Advisory and Management Agreement between Manager and the Fund dated June 1, 2000, or upon the mutual written consent of the Manager, the Sub-Adviser, and the Fund. This Agreement will automatically and immediately terminate in the event of its assignment.

         11. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         12. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

         13. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their constitution or effect. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed by their officers thereunto duly authorized.

Attest:                                LEGG MASON FUND ADVISER, INC.


By: /s/ Marc R. Duffy                  By: /s/ Jennifer W. Murphy
    -------------------------              -------------------------------------
                                           Name:
                                           Title:

Attest:                                LEGG MASON TRUST, FSB


By: /s/ Marc R. Duffy                  By: /s/ Jennifer W. Reynolds
    -------------------------              -------------------------------------
                                           Name:   Jennifer W. Reynolds
                                           Title:  Vice Chair, LM Trust


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